JOINT FILING AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock of General Acceptance Corporation is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: July 18,1997                         CONSECO, INC.



                                            By: /S/DONALD F. GONGAWARE
                                               -------------------------------
                                               Donald F. Gongaware,
                                               Executive Vice President


                                            CAPITAL AMERICAN LIFE INSURANCE
                                              COMPANY



                                            By:/S/GONALD F. GONGAWARE
                                               -----------------------------
                                               Donald F. Gongaware,
                                               President

                                            CIHC, INCORPORATED



                                            By:/S/WILLIAM T. DEVANNEY, JR.,
                                               -----------------------------
                                               William T. Devanney, Jr.,
                                               Vice President